                                                                    EXHIBIT 12.1


                           EARLE M. JORGENSEN COMPANY

                        STATEMENT OF COMPUTATION OF RATIO
                          OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                  YEAR ENDED MARCH 31,
                                                         --------------------------------------
                                                           1997           1996           1995
                                                         --------       --------       --------
Income (loss) before income taxes                        $(26,055)      $(38,248)      $ 23,406

Fixed charges to be added back to earnings:
  Interest and debt expense                                41,223         41,153         34,971
  Rentals (one-third of all rent and related costs
    charged to income)                                      5,596          5,948          5,545
                                                         --------       --------       --------
    Total fixed charges                                    46,819         47,101         40,516
                                                         --------       --------       --------

Earnings before income taxes and fixed charges           $ 20,764       $  8,853       $ 63,922
                                                         --------       --------       --------
                                                         --------       --------       --------

Ratio of earnings to fixed charges                            .44            .19           1.58
                                                         --------       --------       --------
                                                         --------       --------       --------

Amount by which earnings are inadequate to cover
  fixed charges                                          $(26,055)      $(38,248)      $    ---
                                                         --------       --------       --------
                                                         --------       --------       --------


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